For Immediate Release

FIRST PACTRUST BANCORP, INC. PRICES $33 MILLION OF SENIOR NOTES

IRVINE, Calif., April 18, 2012 — First PacTrust Bancorp, Inc. (the “Company”) (Nasdaq: BANC), the holding company for PacTrust Bank, announced today the pricing of $33 million aggregate principal amount of 7.50% Senior Notes due April 15, 2020.  The Company expects to use the net proceeds from the offering for possible acquisitions, support of organic growth, investments in, or extensions of credit to, its subsidiaries, investments in securities and for general corporate purposes.

Sandler O'Neill & Partners, L.P. is acting as sole book running manager for the offering. D.A. Davidson & Co., Sterne, Agee & Leach, Inc. and Wunderlich Securities, Inc. are acting as co-lead managers and FIG Partners, LLC is acting as co-manager for the offering. Wachtell, Lipton, Rosen & Katz served as outside legal counsel to First PacTrust Bancorp, Inc.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company is conducting the offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-170622) under the Securities Act of 1933, as amended.  The senior notes offering is being made solely by means of a separate prospectus supplement and accompanying prospectus.  Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O'Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128.

About the Company

First PacTrust Bancorp, Inc. is the parent holding company of PacTrust Bank and is headquartered in Irvine, California. The Company currently operates through 15 banking offices, including 1 loan office, serving primarily San Diego, Riverside, Orange and Los Angeles Counties in California.

Cautionary Statement Regarding Forward-Looking Information:

This press release and certain of our filings with the SEC contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. When used in this press release and in other public shareholder communications, in documents filed with or furnished to the SEC, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify forward-looking statements within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995.  These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Cautionary Notice Regarding Forward-Looking Statements.” The Company believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Investor Relations Inquiries:
Gregory A. Mitchell, President and CEO
First PacTrust Bancorp, Inc.
(949) 236-5200